Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz CFO - SVP Finance & Treasurer 1 866 447 8636 irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov 011-972-3-516-7620 roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby / David Burke 212-896-1214 / 212-896-1236 / 212-896-1258 jcorbin@kcsa.com / mcsaby@kcsa.com / dburke@kcsa.com

Ampal-American Israel Corporation Approves Stock Repurchase Program and

Israeli Debenture Repurchase Program

TEL AVIV, Israel, November 24, 2008 – Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company in the business of acquiring and managing interests in various businesses, with emphasis in recent years on energy and related fields, announced today that its board of directors has approved a stock repurchase program, effective as of November 23, 2008. Under the program, Ampal is authorized to repurchase up to $20 million of its outstanding shares of its Class A Stock, its only class of stock, from time to time depending on market conditions, share price and other factors.

Ampal's board of Directors also approved a repurchase plan, effective as of November 23, 2008, of Ampal's Series A and Series B debentures that are traded on the Tel Aviv Stock Exchange.

The repurchases may be made on the open market, in block trades or otherwise and may include derivative transactions. The program may be suspended or discontinued at any time.

Ampal also intends to adopt a Rule 10b5-1 trading plan, which will allow Ampal to repurchase its Class A Stock in the open market during periods in which stock trading is otherwise closed to Ampal.

The repurchase programs will be funded using Ampal’s available cash and by possible future borrowings.

About Ampal:

Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. The Company is seeking opportunistic situations in a variety of industries, with a focus on energy and related sectors. The Company’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.

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